Exhibit 99.2
Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call
CORPORATE PARTICIPANTS
Tom Lenox (ph)
Abercrombie & Fitch Co.
Bob Singer
Abercrombie & Fitch Co. — President, COO
Michael Jeffries
Abercrombie & Fitch Co. — Chairman, CEO
Mike Kramer (ph)
Abercrombie & Fitch Co. — CFO
CONFERENCE CALL PARTICIPANTS
Jeff Black
Lehman Brothers — Analyst
Jeff Klinefelter
Piper Jaffray — Analyst
Dana Cohen
Banc of America Securities — Analyst
Stacy Pak
Prudential Equity Group — Analyst
Mark Friedman
Merrill Lynch — Analyst
Paul Edgeway (ph)
Credit Suisse First Boston — Analyst
Barbara Wyckoff
Buckingham Research — Analyst
Janet Kloppenburg
JJK Research — Analyst
Dana Telsey
Bear Stearns — Analyst
Dorothy Lakner
CIBC World Markets — Analyst
Joe Teklits
Wachovia Securities — Analyst
Kimberly Greenberger
Smith Barney Citigroup — Analyst
Brian Tunick
JP Morgan — Analyst
Lauren Levitan
SG Cowen — Analyst
Josh Schwartz (ph)
Flatbush Watermill — Analyst
Christine Chen
Pacific Growth Equities — Analyst
Joel Locker (ph)
Carlin Financial — Analyst
David McFarland (ph)
Larimore — Analyst

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call
Marie Driscoll
Standard & Poor’s — Analyst
Gabrielle Kivitz
Deutsche Bank — Analyst
PRESENTATION

Operator
Welcome to the Abercrombie & Fitch Company second quarters earnings results conference call. As a reminder, today’s call is being reported. If you have a question any time during today’s conference, you may signal us by pressing star 1 on your touch-tone phone. We will open up the call to take your questions at the end of the presentation. And , at this time I would like to turn the conference over to Mr. Tom Lenox. Mr. Lenox [ph], please go ahead, sir.

Tom Lenox — Abercrombie & Fitch Co.
Good afternoon and welcome to our second quarter conference call. After the market closed, we e-mailed to your offices the quarterly sales and earnings release, balance sheet, income statement, and an updated financial history. If you haven’t received these materials, please call Jill Swanzigger [ph] on (614) 283-6751 and she will forward them to you. This call is being taped and can be replayed by dialing 888-203-1112. You will need to reference the conference ID number 984-6996. You may also access the replay through the internet at www.abercrombie.com. With me today are Mike Jeffries, Chairman and Chief Executive Officer, Bob Singer, President and Chief Operating Officer, and our recently appointed financial officer Mike Kramer [ph]. Today’s earnings call will be limited to one hour. After our prepared comments, we will be available to take your questions for as long as time permits. Please limit yourself to one question so that we can speak with as many callers as possible. Before I begin, I remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. Now to Bob.

Bob Singer — Abercrombie & Fitch Co. — President, COO
Thank you, Tom, and good afternoon. Before I begin, I’d like to welcome Mike Kramer, as Tom mentioned, our new CFO, who’s with us today. We’ll really happy to have him and we believe he’s going to make a major contribution and I think many of you will get to know him in the coming months and years and it’s going to merely be able to work very well with you. Our results for the second quarter of fiscal 2005 were truly extraordinary. In addition to reporting record sales in earnings, we successfully invested across the organization to ensure our company’s proper long-term positioning.
Total company net sales for the first quarter were 500 — the second quarter, excuse me, $571.6 million, a 42% increase versus last year’s second quarter sales of $401.3 million. Total company comparable store sales increased 30% for the quarter with each brand achieving strong comp store increases. 26% for Abercrombie & Fitch, 57% for Abercrombie, and 29% for Hollister. The addition of 84 new Hollister stores over the last 12 months also contributed to the Company’s strong sales growth. The gross margin rate as 68.2%, which was the second highest quarterly margin rate in the Company’s recent history. This is mainly driven by the Company’s success in driving IMU even higher. The difference between this quarter’s rate and last year’s second quarter gross margin of 70% was primarily due to increased markdowns of spring fashion merchandise this year which we took in order to be able to enter the back half of the year positioned with less transitional merchandise.
In addition, the overall gross margin was affected by the lower gross margins of ‘Ruehl’ in its start-up phase. We ended the quarter with inventory that cost up 67% per gross square foot versus last year and up 29% on a per unit basis versus last year. The increase versus last year reflects a number of factors. First, we have planned the second quarter merchandise receipt very conservatively. In fact, the second quarter of fiscal 2005 represents the first time since 1999 that we reported an increase in inventories per foot at the end of the second quarter compared to the prior year. A large portion of this year’s increase is attributable to the higher average unit retails driven by both price increases and a significant increase in denim inventories. More than three-quarters of the increased inventory value is concentrated in denim and other basic merchandise categories.
Fall fashion merchandise categories increased in line with sales growth, and we ended the spring season with low carry-over levels virtually unchanged compared to last year. Total stores and distribution expense as a percentage of sales increased 60 basis points to 40.6% from 40%. The

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call
increase in this area is attributable primarily to increased staff and management in our stores. Since implementing the store investment program, we have dramatically improved store operations in each of our brands by establishing minimum standards for staff coverage in all our stores. By doing so, we have improved the quality of the presentation, the customer experience, and the in-store environment while reducing merchandise shrink. This program has helped drive comparable store sales increases, enabling the Company to achieve significant leverage in fixed store costs, including rent, depreciation, and utilities as a percentage of sales. We recently initiated a process to manage payroll expense based on our program standards which we expect to generate efficiencies as we start to anniversary implementation of the program in the fourth quarter.
Marketing, general, and administrative expenses declined to 11.9% of sales, 100 basis points lower than last year’s 12.9% rate. Excluding last year’s one-time expense related to the retirement of an executive officer, these costs were relatively flat as a percentage of sales, presenting increased travel, outside services, and legal costs offset by leverage on sales. Operating income for the quarter was $91.1 million versus $68.8 million, an increase of 32% versus last year. Net income for the quarter increased 34% to $57.1 million from $42.9 million and net income share on a fully diluted basis increased 43% to $0.63 from $0.44 last year. Now, Mike will comment on the business.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Good afternoon. The Company’s performance for the second quarter of fiscal 2005 was very strong by many measures. From a financial standpoint, we maintained our momentum and are on track to deliver another year of solid growth. From an operational perspective, we made key investments in the store organization by developing and monitoring programs which have increased customer service levels. And at the home office, we continue to develop and strengthen the merchandising and design teams. Importantly, even as we are posting strong sales and earnings at present, we are also investing for long-term growth. Furthermore, these investments are delivering impressive returns.
Our performance this quarter confirms the success of the strategic principles that we have developed and applied over the last decade. Over this time, we have cultivated a proven approach to managing our business. While each of other brands targets a separate customer, our brand values, which include focus on casual apparel, aspiration, youth, and sexiness, are consistent across all our brands. As the Company’s portfolio has grown to four core brands, we’ve become more disciplined at establishing brand differentiation while at the same time discovering opportunities to exchange key learning and adapting synergies from each other. I believe these benefits are clear at Abercrombie & Fitch where we have aged our customer over the past two years. We’ve achieved this largely through increased product quality and more timely fashion. An example of this is evident in our Ezra Fitch offering.
Improving the in-store experience at Abercrombie &Fitch through the store investment program has also improved A and F’s positions by improving the shopping environment for our customers. I believe these changes make the brand more in tune with the needs of the sophisticated college student, and positions Abercrombie & Fitch for sustainable growth over the longer term. Abercrombie, our kids business, has been on fire with comp store sales up over 50 % for the quarter. This brand has benefited greatly from the integration of our merchandising organization which has allowed us to deliver trend right merchandise to this age group based on the same trends we have seen in the adult business. Productivity improvements at Hollister have been astounding over the past several years with sales per square foot this quarter of $110. The business has been driven by many of the same successes experienced at A and F.
Hollister’s performance during the second quarter was exceptional. Net sales for the quarter increased 82% to 199 million comparable store sales increased 29% for the quarter. In just five years, Hollister has become widely recognized as the aspirational lifestyle brand for the high school guy and girl. In 2005, we planned to open approximately 60 new Hollister stores, taking the store count to over 300. We see great opportunity for growth in the coming years and expect that the Hollister brand will continue to gain relevance, dominating the aspirational marketplace for the high school guy and girl.
Finally, we are making solid progress in developing our newest concept, Ruehl. We are in the midst of integrating the merchandising organization into the product oriented structure used by our other brands. This format should provide the business with greater expertise at the product category level while creating leverage with its supplier base. This will allow us to improve initial mark-up percentage in the coming seasons while enabling us to better identify and develop product consistent with overall casual apparel trends. We opened our sixth Ruehl store last week at Tysons Corner in Maryland. We have already signed several additional leases in prime mall locations to be opened in the next 12 months. We are pleased with the brand’s progress as we continue to sharp pen our vision of what Ruehl will ultimately become.
In closing, I would like to emphasize that we have truly begun to realize the benefits of our efforts to normalize our business as we have refined our strategy to focus on three key areas. One, leading fashion merchandise, two, quality of presentation, and, three, in-store experience. Our investments in key merchandise categories like denim and knit tops, as well as in our home office and in-store management and staff, have dramatically increased our ability to dominate our niche as the premier casual apparel brand company in the United States. While our long-term

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call
success will depend on continuing our investments throughout our organization, we now believe we can begin the process of managing these expenditures to achieve greater efficiencies. We believe that the payoff from our obsessive focus on product, presentation, and customer experience which, by the way, is increasingly evident in our stores and which clearly distinguishes us in a marketplace, will be increasing sales and profits and returns for each of our brands.
Now we are available to take your questions. Please limit yourself to one question so that we can speak to as many callers as possible. After everyone has had a chance, we’ll be happy to take follow-up questions.
QUESTION AND ANSWER

Operator
Thank you. Ladies and gentlemen, at this time, if you have any questions or comments, simply press star 1. If you’re joining us today using a speaker phone, please make sure your mute function is turned off to allow your signal to reach our equipment, and again, please limit yourself to one question. And, today we will first go to Jeff Black of Lehman Brothers.

Jeff Black — Lehman Brothers — Analyst
Thank you very much. I guess I have a question for Bob, and it relates to the higher Cap Ex guidance we’re seeing, and I, I’m wondering, is the increase driven by higher costs that are unanticipated in your new store efforts or is the increase driven by higher store expenses and is that why we’re seeing sustained higher level of distribution expenses here? Thanks.

Bob Singer — Abercrombie & Fitch Co. — President, COO
No. The increase in the capital expenditure that you’re seeing is being driven partly by leases that we’ve signed over the last few months that were, were good opportunities and not entirely planned for, particularly flagship stores, and so there’s a certain increase there we hadn’t planned for. And another thing that we’re doing is we are now going to be building a second distribution center here in — well, we’re looking at where we’re going to build it, but we know we need to build it in the next 12 to 18 months, and we’ve factored into our new projection for second half, capital expenditure, a fairly significant amount for that. So, those, those are really the two things. It has nothing to do with the level of store expenses themselves. It’s, it’s truly capital expenditure.

Jeff Black — Lehman Brothers — Analyst
Thank you.

Operator
We’ll go next now, to Jeff Klinefelter of Piper Jaffray.

Jeff Klinefelter — Piper Jaffray — Analyst
Yes. Actually Bob, just a question, on, on the store level expenses. Appreciating that you’ve stepped up that level of spending last year to increase the service and the store experience. And, could you give us just a sense for, as you come up and start anniversarying that, maybe an update on what we should be expecting in terms of spending going through the third and fourth quarters? Appreciating you don’t want to get into giving quarterly guidance but, is third quarter sort of the last quarter to anniversary the stepped up level of spending and then you get to more of a normalized level in Q4? How should we be looking at it for the second half?

Bob Singer — Abercrombie & Fitch Co. — President, COO

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call
Okay, I can explain. The third quarter we really did very little in the third quarter last year. We really started to make significant changes in the fourth quarter. So if the third quarter, we expect to see a similar sort of increase in terms of the amount of store staffing costs. In the fourth quarter, we should start to see some, some improvement in the comparisons but we have really continued to ramp up what we’ve been doing in the first half of this year. So, as Mike indicated, I think, we, we expect we’re going to start to see greater efficiencies and, and — and leverage coming through after the end of the year. Having said that, there’s definitely now a focus on making sure that what we’re spending is, is appropriate and looking for opportunities for efficiency in, in running the stores. And I think longer term, so into, say, the middle of next year and beyond that, I think we expect to make continuous improvements.

Jeff Klinefelter — Piper Jaffray — Analyst
Thank you.

Bob Singer — Abercrombie & Fitch Co. — President, COO
You’re welcome.

Operator
I go next now to Dana Cohen of Banc of America securities.

Dana Cohen — Banc of America Securities — Analyst
Oh, hey, guys. Bob -

Bob Singer — Abercrombie & Fitch Co. — President, COO
Hi, Dana.

Dana Cohen — Banc of America Securities — Analyst
Bob, could you maybe just give us a sense of — I think you indicated that there’s incremental investment, and I was just curious, the sequential increase in SG&A growth Q1 to Q2, sort of where’s the buckets of the spending? And then also any commentary on inventories as we move through the year?

Bob Singer — Abercrombie & Fitch Co. — President, COO
The — well, let me talk about the inventory first. We expect inventories in the third quarter — we expect to continue the, the progress that we’ve been making in the first half of the year. So inventory levels at the end of the third quarter we expect to be similarly higher compared to last year’s third quarter. And then we expect at the end of the fourth quarter that inventory levels will be — that the increase in inventory levels compared to last year’s year-end inventory will be significantly lower than the increase in the second and the third, in the third quarter. In terms of the sequential costs, the total payroll expense — just a second — the total payroll expense in the second quarter for the stores has increased compared to the first quarter by roughly 10%, and to some extent that’s a function of the increase in the number of stores and, to some extent, as I mentioned, it’s a function of us having continued to put into place programs. Because as we’ve been doing what we’ve been doing, we’ve been discovering further opportunities and further necessities to, to work with. Again, all of this we think is contributing to the increase in sales and certainly to the increase of brand image. And I think that, in the third quarter, an increase of a similar sort is, is — is quite possible, Dana.

Dana Cohen — Banc of America Securities — Analyst
Great. Thank you.

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call

Bob Singer — Abercrombie & Fitch Co. — President, COO
You’re welcome.

Operator
And we go next now to Stacy Pak of Prudential Equity Group.

Stacy Pak — Prudential Equity Group — Analyst
Hi, thanks. Bob, can you just talk about, a little bit more about, on a qualitative basis, about the spending philosophy there with regard to the brand, product, international? I mean, you, you sort of answered stores, but how do we think about this goal forward? You anniversary a lot of the spend in October. Do you keep spending or..? How — what’s — help us put, you know, brackets around it.

Bob Singer — Abercrombie & Fitch Co. — President, COO
I’m not quite sure, Stacy, exactly what you want me to address. I mean, we’re not spending money gratuitously, we’re investing in the business and we, we clearly identified a need to build the store staff, and that’s what we’ve been doing, and, as I explained, I think that the trend of that increase will start to decline when we get to the fourth quarter. As far as the home office, we had clearly an under-staffing situation here going back to the end of 2003, and we’ve been working very hard to build that.
We’ve hired this year, in the first six months of the year, more than 300 people here in the home office, and those are people who have been primarily hired in the areas of product merchandising, planning, allocation, and sourcing. And they’re really the people who are helping us build the organization that’s been driving the business. And again, we would expect that growth to decline going forward in — already in the second half of this year and into 2006.

Stacy Pak — Prudential Equity Group — Analyst
So even growing international, we’re pretty much covered then from here?

Bob Singer — Abercrombie & Fitch Co. — President, COO
I think international for us is going to have a certain impact in terms of building an infra structure, but right now our plan is to go pretty slowly. We, as we said in the press release, we think we’ll open a store — well we certainly will open at least a couple stores in Canada this year. We’ll open a door in London probably or somewhere in Europe, if not London, next year, and then we’ll see going forward. But we will keep the infrastructure relatively small until we start ramping up the business. So, there will be an impact but not a huge impact, Stacy. Okay?

Operator
And we take our next question now from Mark Friedman of Merrill Lynch.

Mark Friedman — Merrill Lynch — Analyst
Thanks. Good afternoon, guys.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Hi, mark.

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call

Mark Friedman — Merrill Lynch — Analyst
Hi. Mike, I was wondering, as you moved to the Ezra line, are you seeing an older customer also come into the store? What are of the changes — what are the changes, I guess, about the customer are you seeing some any kind of research you’ve been doing now that you’ve been more than a year to this commitment? Thanks.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
It’s not just Ezra, Mark. It is — we see this in our stores in terms of feedback. We see it in our focus groups. I think we are clearly hitting this customer on the head as a 20-year-old. We’ve also targeted an 18 to 22-year-old. I think we had a lot more high school business than we ever wanted to admit. I, I — I think that this curve has been constantly increasing for the last 6 years, but I think this year we have made huge stride in hitting this, this target customer head on. I think it is due slightly to Ezra, but I think it has to do with our total assortment in terms of level of quality, fashion rightness, if that’s a word, and level of sophistication. I feel terrific about where the brands are positioned now. I think A and F clearly on target with its customer and trending very well.
Obviously Hollister is dead on for a high school kid and little Abercrombie is really targeting a 12-year-old girl. We say 7 to 14, but the emphasis is really 12 to 14. So, I — and, and Ruehl at 22 to 35, our lesson there has been that it’s skewing older than we thought thus we are going to 35 instead of 30. I think we’re beautifully positioned in terms of targeting the customer, and I think we’re putting our resources behind taking care of them.

Operator
I will go next to Paul Edgeway [ph] of Credit Suisse First Boston.

Paul Edgeway — Credit Suisse First Boston — Analyst
Hey, thanks, guys. If you exclude the Ruehl impact on gross margin, where, where would gross margin have been? You know, in other words, what was the basis point impact? And also if you could share the — whether or not that was a planned decline and also what the impact might be going forward and if you could just touch on what level of share repurchase repurchases are assumed in your new [inaudible]? Thanks.

Bob Singer — Abercrombie & Fitch Co. — President, COO
That was a long one question. We, we don’t want to get into the specifics of the Ruehl impact, but we can say that the impact was, was, was — was fairly significant in this period, and it’s likely going to be similar next quarter as well. We definitely are very highly focused on improving the initial margins in Ruehl. We’re going to also be building new stores at a very deliberate pace so that we’re able to develop the brand and put merchandise into the store without exposing the overall country’s — Company’s margin to severe risk of margin reduction but it is a cost that we’re going to have to absorb going, going forward.

Operator
And we take our next question now from Barbara Wyckoff of Buckingham Research.

Bob Singer — Abercrombie & Fitch Co. — President, COO
Hello?

Barbara Wyckoff — Buckingham Research — Analyst
Hello.

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call

Bob Singer — Abercrombie & Fitch Co. — President, COO
Yeah.

Barbara Wyckoff — Buckingham Research — Analyst
Hello, are you there?

Bob Singer — Abercrombie & Fitch Co. — President, COO
Yes, Barbara.

Barbara Wyckoff — Buckingham Research — Analyst
Oh, sorry. Hi. Can you talk about the initiatives on tailoring the assortments by region and store and then also update us on the results so far in those malls where you’ve changed the store formats from kids to Hollister, A and F to Hollister, et cetera?

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Okay. Let me answer that, Barbara. There is no initiative in terms of, of regional differential in the business. We really sell the same kinds of things across the country at the same time. I can speak to that from experience because, a number of years ago, I tried to do that and failed miserably. I think that the specialty store business is about selling across the country. There are differences in our stores in terms of volume levels and level of sophistication, but they’re not, they’re not regional. We have a program for the top 40 stores which is a minimum sale presence in the stores and a level of top-level merchandise which is focused on Ezra Fitch to, to do two things: to drive the volume in those stores and to lead us, from a style point of view, in the future. We’re just starting to get on track with that, and we’re very, very pleased with those results.

Operator
And we go to Janet Kloppenburg of JJK Research.

Janet Kloppenburg — JJK Research — Analyst
Hi, guys.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Hey, Janet.

Janet Kloppenburg — JJK Research — Analyst
Hi, good quarter.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Thank you.

     Janet Kloppenburg — JJK Research — Analyst

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call
I wanted to clarify a few things, Bob, if you don’t, if you don’t mind is — I’m unclear, on the SG&A you said — well let me just say my question, to clarify the direction of SG&A in the fourth quarter and the direction of inventory levels at the end of the third quarter, do you think SG&A will be down as a percentage of sales in the fourth quarter? And do you think inventories — excuse me at the end of the fourth quarter will begin to decline on a square footage basis? And then if you could direct us as to how we should be thinking about our reported gross margin in the third and fourth quarter?
You said you took incremental markdowns to move transitional product. Do you expect that trend to continue in the back half or might thinks change directionally? Thank you.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Let me talk, Janet, for a second about these markdowns, ‘cause I think this is important. We eventually moved markdowns early. We didn’t take additional markdowns to clear out of problem stock. And that’s very, very important. We started our sale two weeks early so we could clear this, this spring/summer merchandise for fall and, and have great results for it. We have sold greater fall product than we had in the past, in June which had a great margin impact on us, but it won’t be realized for, for a while. Our selling margin, the first two weeks of August, is extraordinary because of it this year versus last. So I’d really like to clarify that. That’s an important issue. Our gross margin in this company is terrific.
And even doing that, as you look at it against the historical average, it peaked last year at 70. It never should have. That was an aberration. Our trend in gross margin is progressively up and will continue over some period of time.

Bob Singer — Abercrombie & Fitch Co. — President, COO
And, Janet, you can see that if you look at the schedules that we published together with the press release. You can see that, historically the 68.2% margin in the second quarter, is higher than we’ve achieved in any other quarter for the last four years except for last year’s second quarter. And just to go back to your other points quickly what — just to clarify what I said before, the increase in inventory at the end of the third quarter compared to last year we expect to be at a similar level in percentage terms as the increase at the end of the second quarter. The increase at the end of the fourth quarter, that is the end of the year, we expect to be not nearly as high in percentage terms as it would have been in the second and third quarter, but it will still be higher. Okay?
And then the other point that you asked to clarify ways the direction of the SG and A expense. Again, in the third quarter, we would expect to see a similar growth level of in-store payroll expenses. And again, you can see that information — we published the schedule that is going to be included in our 10-Q, we put onto the web site so you can all see that, and you can see the increase in the payroll expense, but you can also see the significant leverage that we’ve gotten against the fixed store costs like depreciation, rent, utilities, and landlord charges. And so our expectation is that, in the fourth quarter, the rate of increase of payroll expense will start to decline, and then it should decline — the rate of increase should decline more significantly as a percentage of sales in 2006 as we start to anniversary what we’ve been doing this year.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
I’d like to go back to the inventory question, because I think it’s really important that everybody understands this issue. We stated the increase had come primarily from basics in the Company, and basics are made up of primarily denim, which is not a fashion commodity, which we do not markdown, which we do not promote, and if everybody walks through the mall today — and I hope you do — we’re probably the only chain that is not and will not promote denim. There is no need to. Our denim business is still terrific, will continue terrific and we consciously made a big investment in denim to own the business. And that’s clearly what’s happening. We are owning the regular-priced business. A huge percentage of that denim never care carries markdowns and that’s a huge percentage of our, of our increase.
The other increase was in basics that are non-fashion which include polo shirts, applique logo, and that business is startlingly good at this point. But there is no fashion — there is no markdown risk to our basic inventories. The fashion percentage of our inventories is up, as Bob said, approximately the same level as sales. It is — being managed. We manage the down side of that business, and we really are risk adverse in the fashion percentage of our business. So look to these inventories to be safe and controlled, because I do.

Operator
And we go next now to Dana Telsey of Bear Stearns.

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call

Dana Telsey — Bear Stearns — Analyst
Good afternoon everyone. Can you talk a little about as you go towards holiday and towards spring, how you see product evolving, Mike, between bottoms and tops and does denim stay as a proportion of the business what it is now? And lastly, I think you’d mentioned Bob, that Ruehl is expected to generate a loss of 18 million in ‘05. Are you still comfortable with that type of figure?

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Good question, Dana. Denim first. I alluded to the fact that the business is terrific, and it is terrific, and it is the base of the bottom business. I see that continuing. To, to talk a little more about that, I think, again to the denim increase, everybody saw that we were not in the business last year. We’re clearly in the business this year because we think it is an ongoing business. Interestingly enough, if you look at our increases, our increases are primarily — it’s not primarily, but we have bigger increases in tops than bottoms. The bottoms increases are good, but clearly moderated by the fact that we’re up against twill business that we’re not doing — last year that we’re not doing this year.
I expect the denim business to be — continue very strong because that is what the bottom business is about today. Corduroy is lousy no matter what anybody wants to tell you, and that, that will — the denim business will continue, however, our increases will be driven by tops, masculine and and feminine, fashion tops, fashion and basic. I think we’ve got a good balance going there. The basic on an ongoing stock to sales program and the fashion rotating in and out. But very good question.

Bob Singer — Abercrombie & Fitch Co. — President, COO
And just to talk about the Ruehl loss, I think what we’ve seen, Dana, is that we’ve been building the infrastructure of the Ruehl organization, probably somewhat more quickly than we anticipated when we did our original budget because we’re working to integrate it, as Mike described, into exactly the same format of organization that we have for all other brands, and we think that’s going to give significant benefits to the development of the brand.
And we also are probably going to pull back and postpone the opening of a couple of the stores that we have leased until the first part of 2006, and so — and we will have to absorb the rental charges on that because of the accounting principles. So the loss may be somewhat higher, perhaps a little bit north of $20 million, and I would say that you could, you could model — I think that modeling in for the second half of the year something on the order of magnitude of 12 to $13 million would make sense.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
The delay is totally due to construction delays. We’re anxious to get those stores open. We’re doing very well in Ruehl.

Operator
We get our next question now from Dorothy Lakner of CIBC World Markets.

Dorothy Lakner — CIBC World Markets — Analyst
Yes, thanks. Good afternoon everyone. A question about what benefits you might see for — to, to sales and margin going forward. Bob, I think you had talked about hiring at home office in, in the areas of planning allocation and sourcing, and I’m just wondering when we would see some benefits coming from those hires. Clearly you’ve done a great job in terms of differentiating the different brands in merchandise and also in obviously increasing inventories and staffing up the stores, but also just wondering what kinds of, of systems kind of benefits we might see going forward?

     Bob Singer — Abercrombie & Fitch Co. — President, COO

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call
You know, Dorothy, we’re up — our comps are up 30%, our sales are up 42%, and our earnings per share are up $0.43 — 43%, so I think we’re realizing very clearly the benefits now. And I think we, we — obviously were not predicting we’re going to have the same kinds of increases, but clearly this organization is working very well and — and we expect it to continue to work very well.

Operator
And we take our next question now from Joe Teklits of Wachovia Securities.

Joe Teklits — Wachovia Securities — Analyst
Thanks. Hi, guys.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Hi, Joe.

Bob Singer — Abercrombie & Fitch Co. — President, COO
Joe.

Joe Teklits — Wachovia Securities — Analyst
Back to Janet’s question. Maybe, let me reword it. You had a shift in clearance strategy in the second quarter I guess you could say.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Correct.

Joe Teklits — Wachovia Securities — Analyst
Can we anticipate a similar shift any time in the second half of the year? And then, Bob, I think you said in your inventory comments that spring carry-over inventory is the same as last year at the end of the second quarter. I don’t know if I heard that correctly?

Bob Singer — Abercrombie & Fitch Co. — President, COO
Yes, you did. Roughly the same.

Joe Teklits — Wachovia Securities — Analyst
And, and if you — okay, I won’t — so I have two questions really. First, you could answer the first part of that and then, just clarify why you have the same level of spring carry-over if you started clearing earlier to get rid of that problem, in essence.

Bob Singer — Abercrombie & Fitch Co. — President, COO
Because the sales were much higher. The level of inventories are obviously much higher, you can see the way we’ve been managing the business. So, to have spring inventory at the same level as last year at the end of the second quarter, given the trends of the business, in, in reality is a decline in the inventory level.

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
And the second part of the question or the first part of the question, Joe, is that there will be no other shifts. The next time we clear is Christmas Eve, and that’s when we’re going to clear. So you won’t see, you won’t see that shift again. I,I think that we have found that the Memorial Day break of summer sale really benefits us over time in certainly sales, we saw it in sales but also in margin rate. This will be proven out.

Operator
Kimberly Greenberger of Citigroup.

Kimberly Greenberger — Smith Barney Citigroup — Analyst
Great. I just have a follow-on question with the markdown strategy. So, if I, if I understand it properly, the markdowns were up in the quarter somewhat as a function of carrying higher inventory balances because you just sold more at markdown during the quarter? Is that correct? Or were — was the markdown on the clearance merchandise deeper this year than last year?

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
It’s not — neither is correct. We did sell more spring merchandise during the quarter this year than last, but we sold far more fall merchandise this year versus last. And I have to keep emphasizing, that it is — we did take the markdowns earlier, and we’re getting a benefit from them — from those earlier markdowns — continuing into August. And as Bob says, the inventory level being the same as last year because of the increase in our sales, is a, is a small number.

Operator
And we go next now to Brian Tunick of J.P. Morgan.

Brian Tunick — JP Morgan — Analyst
Yes, I guess sort of a two parter. Can someone give us, on the Abercrombie & Fitch, side the breakout between the traffic versus the ticket for 2Q? And then, Mike, maybe just discuss, you know, how you view AURs in the back half as you anniversary the Ezra Fitch collection and also the reduction of the opening price points. Thanks so much.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Okay, I think he’s talking about transactions versus —

Brian Tunick — JP Morgan — Analyst
Transactions versus —

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
— average transactions versus AUR.

Mike Kramer — Abercrombie & Fitch Co. — CFO
Transactions were up 16 and the value of the basket was up 10.

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
The second part of that question is, I believe, what is going to be the effect of Ezra Fitch. And the transaction value going into the second half. The transaction will be up over last year for the second half but will be moderating due to Ezra Fitch and, and, and classification mix. Mix was part of the reason for our increase in inventory for August BOM. But, but that, that, that will moderate for those reasons. And we are anticipating an increase in transactions.

Mike Kramer — Abercrombie & Fitch Co. — CFO
By the way.

Operator
And we go next now to Lauren Levitan of SG Cowen.

Lauren Levitan — SG Cowen — Analyst
Thanks. Good afternoon. Bob, you mentioned that you had a higher IMU embedded in that gross margin, I know on, I think, the last quarter’s call, you had indicated that we shouldn’t look for any significant IMU changes as you’d be putting those cost savings into additional product quality, so maybe if you could give us some sense as to what drove that and should we think that those opportunities might continue in the back half? And then I was hoping you could clarify on the share repurchase. In the past you said planned to maintain a 300 to 350 million-dollar cash balance. Is that still the case relative to this new buy back announcement? Thanks, very much.

Bob Singer — Abercrombie & Fitch Co. — President, COO
I’ll deal with the second one quickly. The answer is yes, it’s still the case. That is our plan, and we’ll use the share repurchases as a vehicle to maintain that level. I think Mike can answer —

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Let me respond to the IMU because obviously I’ve been driving this for a lot of years and for those of you who have been here for the number of years, when we went public, we got exactly the same question. You have the highest IMU in the industry. Are you going to be able to increase it? And to which I’ve said don’t count on it. And we will continue to say don’t count on it. We don’t. But look at — look at the results.

Operator
And we go next now, to Josh Schwartz [ph]of Flatbush Watermill [ph].

Josh Schwartz — Flatbush Watermill — Analyst
Hi, guys. How are you?

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Hi, Josh. Good.

Bob Singer — Abercrombie & Fitch Co. — President, COO
Josh.

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call

Josh Schwartz — Flatbush Watermill — Analyst
Mike, can I just ask you, as a long-term here, do you believe — how do you, how do you think about these increased expenses in terms of the benefits that you’re seeing now? I mean, you know, Bob is saying ob... — and obvious — it’s obvious that you’re seeing benefit from them, but the brand positioning you guys believe is, is better than it was. I’m just curious how you’re thinking about, you know, the pay-back that you’re seeing today relative to what you think could come over time from that.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
I think that’s a good question, Josh, and I really want to stress this. I think when you look — all of you look at our business, there is a significant change in our attitude. We are no longer on the defensive. We are on the offense. You can see that in every aspect of our business. You can that in terms of how our stores look, feel — our merchandise looks, feels. We are aggressively going after our market share by age group. And it is a significant change in policy. It is working.
You can see that on all — on the top line and the bottom line of the business. It is working, from my point of view, in terms of how smoothly this business is operating and the efficiencies which we are starting to see in all parts of the business which becomes a bigger priority for us right now. We’re seeing huge efficiencies in how we’re operating with merchandising, sourcing, fabric. And you will see greater efficiencies coming from this investment over time. But it is a function of us going after the business which we’ll continue to do, but again we’ll see efficiencies on every line as well. Thank you.

Operator
And we take our next question now from Christine Chen of Pacific Growth Equities.

Christine Chen — Pacific Growth Equities — Analyst
Thank you. Can you talk a little bit about your product flows between now and the holidays, in terms of timing and any change from last year?

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
The answer to that question will be there’s no change in timing from last year. We set kind of a major set — floor set for Labor Day a Christmas preview floor set, the end of September, and our Christmas floor set is the beginning of November. We will do a spring floor set, a spring preview floor set at Christmas Eve, on Christmas Eve, we break sale on Christmas Eve, but in a restrained way, we are going after high margin fashion business every week of the year here and our margins reflect it and will continue to reflect it.

Operator
And next we hear from Joel Locker [ph] of Karlin Financial [ph].

Joel Locker — Carlin Financial — Analyst
Hi, guys. Was just now wondering on diluted share count, I saw it jump 1.7 million shares versus the first quarter and I was just wondering was there an option issuance there? Or, just kind of fill me in on that.

Bob Singer — Abercrombie & Fitch Co. — President, COO
I think that a major change is that it was more an option issue as option exercises in the second quarter which contributed — I mean, obviously an option has a much lower unit value. It’s a fraction of a unit value compared to a share which is a share. And so we had significant option exercises in the second quarter, and that, that’s really what drove that.

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call

Operator
Next we hear from David McFarland [ph] of Larimore’s [ph].

David McFarland — Larimore — Analyst
I’d like you to revisit your remarks regarding your expansion, particularly to Europe.

Bob Singer — Abercrombie & Fitch Co. — President, COO
Revisit in what sense?

David McFarland — Larimore — Analyst
Revisit in timing probably more than anything.

Bob Singer — Abercrombie & Fitch Co. — President, COO
Sure. We, we’ve established a subsidiary, and we have a few people who are starting to build an infrastructure there. We’ve been looking at possible leases and we’re in a position where we think there’s a pretty good chance that we will be able to open a store sometime in the fall of 2006 in, in Europe. We’re looking in obvious places, and the most obvious of all is London and so it’s quite possible that’s where the store will be. Once we’ve opened that store and it’s operating, we obviously will look to open further stores in the UK and in, in other countries as well. But we intend to proceed very deliberately because our fundamental philosophy as you can see in our stores here is that all our stores must really be at the highest level in terms of presentation, in terms of consistency, throughout the chain.
And as you can understand, setting up, establishing a business in, in — overseas — not just in a foreign country but overseas, has — comes with a number of challenges to be able to do that, and we need to make sure that we are able to do that effectively and certainly we have a really strong belief in the long-term potential of our brand outside of the United States. It’s very important that we do it right so that, that we will be able to realize that potential. And that, that is the way we’re going to proceed.

Operator
And we hear next from Marie Driscoll of Standard and Poor’s.

Marie Driscoll — Standard & Poor’s — Analyst
Good morn — good afternoon, sorry. Can you hear me?

Bob Singer — Abercrombie & Fitch Co. — President, COO
Yes.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Yeah, Marie.

     Marie Driscoll — Standard & Poor’s — Analyst

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call
Great. Could you quantify how large you think the aspirational market is?

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
I’m sorry that I can’t. But it’s certainly big enough to give us a major business today, and is growing at a very rapid rate. That’s, that’s how I look at it. But I cannot give you a quantitative answer.

Operator
And we go back now to Dana Cohen of Bank of America.

Dana Cohen — Banc of America Securities — Analyst
Two things. Not to beat a dead horse on the gross margin in the second quarter, but can you just help us here on the math? Because unless markdowns were a bigger percentage of the quarter, it’s hard to understand the margins being down versus the prior year. And then the second component is, given that Ruehl is less than 1% of the store base, it would have, like, gross margins are almost zero to have a major impact, and I’m just really struggling here on the math.

Bob Singer — Abercrombie & Fitch Co. — President, COO
I’ll try to help you with the math, Dana. On Ruehl, in particular, the gro... you know, and we’ve said very clearly, that we’re working with initial margins that are significantly lower because we’re looking to build the business and so we start from a lower base. And then, as you know, markdowns on merchandise that you haven’t sold influence, influence the gross margin and because of the small store base and because we’re— we’re building a store that is of similar size to an adult A and F store, fully merchandising it, and obviously the sell throughs in those stores are not at at the A and F levels so we are finishing seasons with more merchandise on a unit basis per store than we do in the A and F.
So, the impact of those markdowns on unsold merchandise are greater than they are in A and F and that is also contributing. Another factor is that we’ve got much lower clearance sales in the Ruehl’s store which means that we end up with a lot more inventory at the end that ultimately we’re looking either to sell it off at very low price or just to destroy it so that we don’t dilute the brand. All of that is contributing and that’s why the impact is in fact fairly significant. The second thing I’ll say is that last year’s gross margin is not the standard. And I think that asking us to compare it to it — I mean, we’re pointing out now, again and again, that last year’s second quarter gross margin was anomalous and you can see that by looking at the quarterly, the half year, and the full year gross margins from 2001 through 2004, and you can see that our second quarter gross margin this year is higher than any of those periods.
So the reality is is that we have had an extraordinary quarter. We’ve had fantastic full price sell through. We did take accelerated markdowns to clear out the merchandise, but overall the gross margin rate is very high. I think that you have to focus on that rather than trying to explain what was happening in the second quarter of 2004 which is, if it’s not a dead horse, it’s water passed under the bridge. And we’ll take a follow-up now from Joe Teklits of Wachovia.

Joe Teklits — Wachovia Securities — Analyst
Hi, guys. I’m going to try this one anyway. You gave us some sales guidance for the rest of the year. Would you care to air some assumptions in that guidance like what, what comp is assumed in that guidance?

Bob Singer — Abercrombie & Fitch Co. — President, COO
No. We just wanted to give you all certain parameters. We’ve given you an EPS range that we think we can hit, obviously, and we felt, since we’re publishing sales numbers every month, that it would be appropriate to also give you an overall sales number so that you could judge and try to make reasonable conclusions month-by-month, but we don’t want to get into the comp that’s implicit in that, no. Okay. We go next now to Gabrielle Kivitz of Deutsche Bank Securities.

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call

Gabrielle Kivitz — Deutsche Bank — Analyst
Hi, good afternoon. Question on Ruehl. Can we, first of all, assume that your accessories business is higher margin at Ruehl? And, and then second, what is the current penetration of accessories? Can you give us that number? And how high do you think that would be at the Ruehl business? And then, lastly I think you’re opening an accessories only store in New York later this year, how many of those do you think you can have? And, and, you know, can you just elaborate on your plans there?

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Okay. Accessory margins will be higher than the total, but they’re currently not. We are out to establish a handbag business, and we’re working on, on — finding our way.
I think we’re off to a great start. I think we have identifiable style and we’re out to build upon it. We’re making these handbags in Italy. They are very expensive. Our IMU is very low. We have in place an organization and a plan to take these goods — some of these goods out of Italy, as we have to do. Our plan is that, over time, the accessories margin percentage will be — I, I, I guess our, our,our — matrix for everyone of the businesses is, is, is — about the same in terms of IMU and markdowns, so it’ll be about the same as apparel, which is, which is — very high. The — I don’t want to talk about the accessory percentage. Obviously, with handbags, it’s very good. The accessory only store that’s going to open on Bleeker Street is designed to start some, some buzz about the handbags. It’s, it’s a, it’s more PR than res — than revenue generating. That’s the only accessory only store — that’s the only accessory only store we’re anticipating opening at this point.

Operator

And ladies and gentlemen, we do have time for one more question this afternoon — we take that from Kimberly Greenberger of Citigroup.

Kimberly Greenberger — Smith Barney Citigroup — Analyst
Great, thanks. Mike, just looking at the third quarter, given the level of inventory here, are you expecting that we’ll see any sort of increase in the markdown cadence in third quarter this year versus third quarter of last year?

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO

Kimberly, absolutely not. And I’ve been saying this. We are — our increases in inventory are in basics. I could say that another 20 times. Our fashion stock, our, our seasonal stock, is increasing in a very moderate rate. We are managing those markdowns. There will be no markdown impact in the third quarter or the fourth quarter or next year from our inventory intensification program which is basic.
Please walk the mall and tell me how many markdown jeans you see in Abercrombie & Fitch. Please walk the mall and tell me how many markdown polos you see in Abercrombie & Fitch. Please walk the mall and tell me how many markdown applique logo shirts you see in Aber — Abercrombie &Fitch. That’s where the increased investment has come from and by having a balanced stock — in terms of basic and fashion, we are driving the business from a top line point of view and from a margin point of view. Thank you.

Operator
And, gentlemen, we have no further questions. I’ll turn the conference back to you for any closing or concluding remarks.

Tom Lenox — Abercrombie & Fitch Co.
I think that will be it —and thank you so much for calling in.

     Bob Singer — Abercrombie & Fitch Co. — President, COO

Final Transcript

Aug. 16. 2005 / 4:30PM, ANF — Q2 2005 Abercrombie & Fitch Co. Earnings Conference Call
Good-bye. Thank you.

Michael Jeffries — Abercrombie & Fitch Co. — Chairman, CEO
Good-bye. Kimberly.

Operator
That will conclude our conference. We thank you for joining us, wish you all a great day. Good-bye.

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